"Cleco Logo"	EXHIBIT 99.1 Cleco Corporation 2030 Donahue Ferry Road PO Box 5000 Pineville, LA 71361-5000 Tel 318 484-7400 www.cleco.com News Release

Investor Contacts:
Cleco Corporation: Kathleen F. Nolen (318) 484-7687 Ken D. Nolley (318) 484-7715 Rodney J. Hamilton (318) 484-7593	Analyst Inquiries: Dresner Companies Kristine Walczak (312) 726-3600	Media Contact: Cleco Corporation Michael Burns (318) 484-7663

For Immediate Release

Cleco Corp. Second-Quarter Earnings up 33 Percent on
Favorable Spring Weather
New wholesale power plants begin operation

PINEVILLE, La., July 23, 2002 - Warm spring weather helped Cleco Corp.'s utility drive 2002 second-quarter corporate earnings to $0.36 per diluted share, a 33 percent increase over the $0.27 recorded during the same period in 2001, the company announced today.

Year-to-date diluted earnings per share for Cleco (NYSE, PCX: CNL) are up 32 percent over 2001 as the company continued to execute its balanced strategy of investing in both its regulated utility and its competitive wholesale energy business. The company earned $0.66 per diluted share for the first six months of 2002, a $0.16 increase over the first half of 2001.

"More important than our short-term financial results, however, is the significant turning point we reached in our corporate history," Cleco President and CEO David Eppler said. "We've doubled our generation capability to more than 3,400 megawatts in less than four years, and we've done so in a financially disciplined manner."

Since the start of the second quarter, Cleco:

Became sole owner of the 725-megawatt Perryville power plant by purchasing its partner's 50 percent interest in the project in June.
Completed construction of the Perryville project in June. The plant is now in full commercial operation under a 20-year tolling agreement.

Completed construction of a 580-megawatt unit of the Acadia power plant in June, while the second 580-megawatt unit began final start-up testing in July. Acadia is a 50/50 joint venture with Calpine Corporation and is selling power under 20-year tolling agreements to two energy marketers.

News Release

Successfully supported the company's credit profile through three financings - the May issuance of 2 million shares of common stock at $23 per share, the May issuance of $50 million of 6.05 percent, 10-year Cleco Power notes, and the successful June syndication of expanded $325 million bank credit facilities.

"The completion of the Perryville and Acadia projects, along with the Evangeline wholesale plant we finished in 2000, will end the largest construction phase in our history. Naturally, as part of that expansion, debt levels rose to support construction, but we were very careful to manage the pace of our growth and development so as to maintain our investment-grade rating," Eppler said.

"Now that the units are beginning operation, we expect revenues and cash flow from the projects to further strengthen our corporate balance sheet."

While earnings during the first half of 2002 were strong, Eppler emphasized the challenges in meeting earnings targets for the full year. "Cleco Power's contribution in the second half of the year will be a major factor in our overall 2002 performance. Although spring weather drove higher sales during the first half of the year, our profitability is much more dependent on summer weather.

"Third-quarter results, as well as our ability to continue to hold down expenses, will be key factors," Eppler said. "While we will continue to cut operating expenses, other rising costs, including higher effective tax rates, may make it difficult to achieve our targets for Cleco Power."

Cleco Power is still the major driver of overall performance, but the company's growth is expected to come primarily from Cleco Midstream's operations.

"This is a critical year, and we've successfully completed Perryville and one of two units at Acadia. The second unit at Acadia has not yet achieved full commercial operation, so Acadia's 2002 earnings potential may be lower than projected, depending upon when that unit ultimately goes into service. Cleco Midstream's earnings will depend upon smooth operations at all three of our nonregulated plants for the remainder of the year," Eppler said.

"We are not altering our 2002 earnings goals at this time; however, we do acknowledge there are challenges, and achieving our targets may not be easy."

	Diluted Earnings per Share Three Months Ended June 30,
Subsidiary	2002	2001
Cleco Power LLC	$0.32	$0.27
Cleco Midstream Resources LLC	0.05	0.05
Corporate and Other	(0.01)	(0.03)
Earnings from continuing operations	$0.36	$0.29
Discontinued operations		(0.02)
Earnings applicable to common stock	$0.36	$0.27

News Release

	Diluted Earnings per Share Six Months Ended June 30,
Subsidiary	2002	2001
Cleco Power LLC	$0.63	$0.46
Cleco Midstream Resources LLC	0.06	0.13
Corporate and Other	(0.03)	(0.04)
Earnings from continuing operations	$0.66	$0.55
Discontinued operations		(0.05)
Earnings applicable to common stock	$0.66	$0.50

Detailed Financial Results for the Quarter:

Major Reconciling Items for Second-Quarter EPS 2002 vs. 2001:

$0.27	2001 Second-Quarter Diluted EPS

0.06	Higher Cleco Power nonfuel revenue
0.04	Higher Cleco Power marketing and trading margins
(0.05)	Higher Cleco Power expenses
0.02	Higher Cleco Midstream marketing and trading margins
(0.02)	Higher Cleco Midstream asset development and financing costs
0.02	Corporate and other, net
$0.34
0.02	Lower recorded losses from UTS

$0.36	2002 Second-Quarter Diluted EPS

Cleco Power LLC

Warm spring weather was the primary driver for Cleco Power's 2002 second-quarter revenue increase, with higher retail power sales adding approximately $0.06 per share more than in the second quarter of 2001, along with an approximate $0.02 per share increase from two wholesale customers added to the system since last year's quarter. Total kilowatt-hour sales were up 10 percent for the quarter. Those increases were partially offset by about $0.02 per share lower transmission and miscellaneous revenue.

Marketing and trading profits were $0.04 per share higher because of mark-to-market losses recorded in second quarter 2001.

Cleco Power's expenses in second quarter 2002 were up approximately $0.05 per share over second quarter 2001 because of higher expenditures for planned power plant maintenance, some catch-up of operating expenditures delayed from the first quarter, as well as higher depreciation expense and income taxes.

Cleco Midstream Resources LLC

Cleco Midstream's marketing and trading profits were up $0.02 per share over the second quarter of 2001, when a small loss was posted. Earnings contributed by Cleco Evangeline were $0.01 per share lower for the quarter due to higher maintenance expenses. That was offset by a $0.01 per share contribution from the Perryville project, which began simple-cycle operation in July 2001.

News Release

Cleco Midstream's asset development and financing costs were $0.02 per share higher than in the second quarter of 2001.

Other

Corporate and other expenses were $0.02 per share lower than in second quarter 2001. A loss of $0.02 per share was recognized from the disposal of UTS, LLC (formerly known as Utility Construction & Technology Solutions LLC) during the second quarter of 2001. Substantially all of the assets of UTS, LLC were sold on March 31, 2001, and the subsidiary had no impact on second quarter 2002 earnings.

Detailed Financial Results for Year-to-date June 30:

Major Reconciling Items for Year-to-date June 30 EPS 2002 vs. 2001:

$0.50	2001 Year-to-Date June 30 Diluted EPS

0.10	Higher Cleco Power nonfuel revenue
0.05	Higher Cleco Power marketing and trading margins
0.02	Lower Cleco Power expenses
0.02	Higher contribution from Midstream's Evangeline and Perryville projects
(0.05)	Lower Cleco Midstream marketing and trading margins
(0.04)	Higher Cleco Midstream asset development and financing costs
0.01	Corporate and other, net
$0.61
0.05	Lower recorded losses from UTS

$0.66	2002 Year-to-date Diluted EPS

Cleco Power LLC

Warmer weather during the first half of 2002 contributed to an $0.08 per share increase in Cleco Power's revenue from retail power sales. Also, revenues increased approximately $0.04 per share due to the addition of two wholesale customers to Cleco Power's system. Kilowatt-hour sales were up 8 percent year to date as compared to the first half of 2001. Revenue increases were partially offset by about $0.02 per share lower transmission and miscellaneous revenue.

The contribution from the utility's marketing and trading operations was $0.05 per share higher compared to the first half of 2001 because of mark-to-market losses recorded in 2001.

Although Cleco Power's expenses were up during the second quarter of 2002, expenses are still down $0.02 per share during the first half of the year when compared to the same period of 2001.

Cleco Midstream Resources LLC

Year to date, the Evangeline and Perrvyille power plants combined have contributed $0.02 more per share than they did during the first six months of 2001. Cleco Midstream's marketing and trading profits year to date were down $0.05 per share compared to the first half of 2001, which included strong first quarter 2001 trading profits.

News Release

Cleco Midstream's asset development and financing costs year to date were $0.04 per share higher than during the first six months of 2001.

Other

Corporate and other expenses were $0.01 per share lower in the first six months of 2002 than in the same period of 2001. A loss of $0.05 per share was recognized from the disposal of UTS, LLC during the first half of 2001. Substantially all of the assets of UTS, LLC were sold on March 31, 2001, and the subsidiary had no impact on 2002 earnings.

Cleco management will discuss the company's 2002 second quarter results during a conference call scheduled for 11 a.m. EDT (10 a.m. CDT) Wednesday, July 24, 2002. The call will be broadcast live on the Internet, and replays will be available for 90 days. Investors may access the webcast at http://www.shareholder.com/cnl.

Cleco's businesses referred to in this news release are:

Cleco Power LLC
Cleco Midstream Resources LLC
Cleco Evangeline LLC
UTS, LLC (formerly known as Utility Construction & Technology Solutions LLC)
Other (Cleco Corporation; Cleco Support Group LLC, Cleco Innovations LLC; CLE Resources, Inc.)

Cleco Corporation is a regional energy services company headquartered in Pineville, La. It operates a nonregulated midstream energy business that has approximately 2,100 megawatts of generating capacity. Cleco also operates a regulated electric utility company that serves more than 250,000 customers across Louisiana. For more information about Cleco, visit www.cleco.com.

Financial tables follow:

News Release

CLECO CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
(unaudited)
Three Months Ended June 30	2002	2001

Operating REVENUE
Retail electric operations, net	$ 141,322	$ 165,222
Energy trading	199,270	107,189
Energy operations	20,881	24,987
Other operations	10,376	8,341
Gross Operating Revenue	371,849	305,739
Retail electric customer credits	(1,225)	(1,933)
Total Operating Revenue	370,624	303,806

Operating Expenses
Fuel used for electric generation	30,104	63,104
Power purchased for utility customers	37,678	34,595
Purchases for energy trading	196,523	110,888
Purchases for energy operations	5,442	8,537
Operations and maintenance	36,711	25,511
Depreciation	15,696	15,379
Taxes other than income taxes	9,741	9,687
Total Operating Expenses	331,895	267,701

Operating Income	38,729	36,105
Interest expense and AFUDC, net	12,768	14,849
Other income, net	(1,385)	(738)

NET Income from continuing operations before
income taxes and PREFERRED DIVIDENDS	27,346	21,994
Federal and state income tax expense	9,564	7,924
Net income from continuing operations	17,782	14,070
Discontinued operations
Loss from disposal of segment, net of income taxes	-	1,062
Total discontinued operations	-	1,062
Net income before preferred dividends	17,782	13,008
Preferred dividend requirements, net	465	407
Net income applicable to common stock	$17,317	$12,601
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Earnings per share
Basic
Net income from continuing operations	$0.38	$0.30
Discontinued operations	$-	$(0.02)
Net income applicable to common stock	$0.38	$0.28
Diluted
Net income from continuing operations	$0.36	$0.29
Discontinued operations	$-	$(0.02)
Net income applicable to common stock	$0.36	$0.27

Average number of shares outstanding
Basic	46,025,014	45,022,622
Diluted	48,746,034	47,813,125

Cash dividends paid per share of common stock	$0.225	$0.2175

News Release

CLECO CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
(unaudited)
Six Months Ended June 30	2002	2001

Operating REVENUE
Retail electric operations, net	$ 263,284	$ 314,499
Energy trading	270,869	163,670
Energy operations	41,138	65,610
Other operations	17,173	15,077
Gross Operating Revenue	592,464	558,856
Retail electric customer credits	(1,575)	(1,933)
Total Operating Revenue	590,889	556,923

Operating Expenses
Fuel used for electric generation	56,564	123,477
Power purchased for utility customers	69,701	64,819
Purchases for energy trading	267,111	162,716
Purchases for energy operations	13,182	34,110
Operations and maintenance	62,069	53,244
Depreciation	30,644	30,779
Taxes other than income taxes	19,819	19,191
Total Operating Expenses	519,090	488,336

Operating Income	71,799	68,587
Interest expense and AFUDC, net	24,580	29,887
Other income, net	(2,282)	(1,518)

NET Income from continuing operations before
income taxes and PREFERRED DIVIDENDS	49,501	40,218
Federal and state income tax expense	17,666	14,048
Net income from continuing operations	31,835	26,170
Discontinued operations
Loss from disposal of segment, net of income taxes	-	2,468
Total discontinued operations	-	2,468
Net income before preferred dividends	31,835	23,702
Preferred dividend requirements, net	937	880
Net income applicable to common stock	$ 30,898	$ 22,822
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Earnings per share
Basic
Net income from continuing operations	$0.68	$0.56
Discontinued operations	$-	$(0.05)
Net income applicable to common stock	$0.68	$0.51
Diluted
Net income from continuing operations	$0.66	$0.55
Discontinued operations	$-	$(0.05)
Net income applicable to common stock	$0.66	$0.50

Average number of shares outstanding
Basic	45,569,170	45,012,715
Diluted	48,269,913	47,854,663

Cash dividends paid per share of common stock	$0.445	$0.430

News Release

CLECO CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	June 30, 2002	June 30, 2001

Assets
Current assets
Cash and cash equivalents	$4,237	$6,552
Accounts receivable, net	152,703	119,698
Other current assets	95,710	122,379
Total current assets	252,650	248,629
Property, plant and equipment, net	1,549,924	1,228,726
Prepayments, deferred charges and other	428,280	319,130
Total Assets	$2,230,854	$1,796,485
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Liabilities and Shareholders' Equity
Liabilities
Current liabilities
Short-term debt	$245,261	$146,456
Accounts payable	150,215	102,480
Other current liabilities	90,688	123,751
Total current liabilities	486,164	372,687
Deferred credits and other liabilities	280,279	282,893
Long-term debt, net	900,076	657,130
Total liabilities	1,666,519	1,312,710
Shareholders' equity
Common stock	547,556	467,546
Preferred stock	16,812	15,801
Other comprehensive income	(33)	428
Total shareholders' equity	564,335	483,775
Total Liabilities and Shareholders' Equity	$2,230,854	$1,796,485
	========	========

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            Please note: In addition to historical financial information, this news release contains forward-looking statements about future results and circumstances with respect to which there are many risks and uncertainties, including the weather and other natural phenomena, state and federal legislative and regulatory initiatives, the timing and extent of changes in commodity prices and interest rates, the operating performance of Cleco Power's and Midstream's facilities, and the other risks and uncertainties more fully described in the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Actual results may differ materially from those indicated in such forward-looking statements.